Exhibit 99(a)(1)(E)

Offer to Purchase for Cash by

SCHOLASTIC CORPORATION

of

Up to $200,000,000 of Shares of its Common Stock

At a Purchase Price of Not Less Than $37.00 Nor Greater Than $40.00 Per Share

THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JANUARY 26, 2016, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

To Our Clients:	December 28, 2015

Enclosed for your consideration are the Offer to Purchase, dated December 28, 2015 (the “Offer to Purchase”) and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Scholastic Corporation, a Delaware corporation (the “Company”), to purchase for cash up to 5,405,405 shares of its common stock, par value $0.01 per share (the “Common Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $40.00 nor less than $37.00 per Common Share (“Auction Tenders”), or (ii) purchase price tenders (“Purchase Price Tenders”), in either case upon the terms and subject to the conditions described in the Offer. After the Expiration Time, assuming the conditions to the Offer have been satisfied or waived, the Company will examine the prices chosen by stockholders for all Common Shares properly tendered and not properly withdrawn, taking into account the number of Common Shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by stockholders tendering Common Shares pursuant to Auction Tenders. Common Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $37.00 per Common Share for purposes of determining the Purchase Price (which is the minimum price per Common Share under the Offer). All Common Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the proration and conditional tender provisions described in the Offer to Purchase, all of the Common Shares tendered at or below the Purchase Price may not be purchased if more than the number of Common Shares the Company seeks are properly tendered and not properly withdrawn. Only Common Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be purchased. Common Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Time. See Sections 1, 3 and 4 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of Common Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Time would result in an aggregate purchase price of more than $200,000,000, the Company will purchase Common Shares: (i) first, from all stockholders who properly tender Common Shares at or below the Purchase Price, on a pro rata basis with appropriate adjustments to avoid the purchase of fractional Common Shares (except for stockholders who tendered Common Shares conditionally for which the condition was not satisfied), until the Company has purchased Common Shares resulting in an aggregate purchase price of $200,000,000; and (ii) second, only if necessary to permit the Company to purchase Common Shares resulting in an aggregate purchase price of $200,000,000, from holders who properly tender Common Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Common Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Common Shares prior to the Expiration Time. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

Because of the proration and conditional tender provisions described above, the Company may not purchase all of the Common Shares that you tender even if you tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR COMMON SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR COMMON SHARES.

If any tendered Common Shares are not purchased, or if less than all Common Shares evidenced by a stockholder’s certificates are tendered, certificates for unpurchased Common Shares will be returned promptly after the Expiration Time or the valid withdrawal of the Common Shares, or, in the case of Common Shares tendered by book-entry transfer at the Depositary Trust Company("DTC"), the Common Shares will be credited to the appropriate account maintained by the tendering stockholder at DTC, in each case at the Company’s expense.

In addition, in the event that Common Shares are validly tendered at or below the Purchase Price (and not validly withdrawn) having an aggregate purchase price of more than $200,000,000, the Company may exercise its right to purchase up to an additional 2% of the outstanding Common Shares without extending the Expiration Time. The Company also expressly reserves the right, in its sole discretion, to amend the Offer to purchase more than $200,000,000 in value of Common Shares in the Offer subject to applicable law. See Section 1 and 15 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Common Shares held for your account. As such, we are the only ones who can tender your Common Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender Common Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or a portion of the Common Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	YOU MAY TENDER ALL OR A PORTION OF YOUR COMMON SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR COMMON SHARES.
2.	If you want to tender Common Shares, you may tender your Common Shares at a price not less than $37.00 nor greater than $40.00 per Common Share or at the Purchase Price determined pursuant to the Offer, as indicated in the attached Instructions Form, net to the seller in cash, less any applicable withholding taxes and without interest. Tendering Common Shares by a Purchase Price Tender will maximize the likelihood of having the Company purchasing all of the Common Shares tendered by you (subject to the possibility of proration). You should understand that this election may lower the Purchase Price paid for all purchased Common Shares in the Offer and could result in the tendered Common Shares being purchased at the minimum price of $37.00 per Share.
3.	You cannot instruct us to tender the same Common Shares (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.
4.	The Offer is not conditioned upon the receipt of financing or any minimum number of Common Shares being tendered. The Offer is, however, subject to a number of other conditions. See Section 7, “Conditions of the Offer”, of the Offer to Purchase.
5.	The Offer, the proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, January 26, 2016, unless the Offer is extended or withdrawn.
6.	If you wish to tender Common Shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender Common Shares. We must submit separate Letters of Transmittal on your behalf for each price at which you are tendering Common Shares.
7.	If you wish to tender Common Shares subject to the condition that all or a specified minimum number of your Common Shares tendered must be purchased if any Common Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.
8.	You should consult with us as to whether any charges will apply as a result of your instruction to us to tender your Common Shares on your behalf.
9.	Any tendering stockholder who fails to complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal backup withholding on the gross proceeds paid to the stockholder pursuant to the Offer, unless such stockholder establishes that it is exempt from U.S. federal backup withholding. See Section 3, “Procedures for Tendering Common Shares”, of the Offer to Purchase.

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10.	The Purchase Price will be paid net to the tendering stockholders in cash, less any applicable withholding taxes and without interest, for all Common Shares purchased. Tendering stockholders who hold Common Shares registered in their own name and who tender their Common Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Common Shares by the Company in the Offer.

If you wish to have us tender all or a portion of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Common Shares, we will tender all your Common Shares unless you specify otherwise on the attached Instruction Form. If you wish to tender Common Shares at more than one price, you must complete multiple forms as provided in Instruction 6. above.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer, the proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, January 26, 2016, unless the Offer is extended or withdrawn.

This Offer is being made solely under the Offer to Purchase the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all holders of the Company’s Common Shares. The Company is not aware of any jurisdiction where the making or acceptance of the Offer is not in compliance with the applicable law of that jurisdiction. If the Company becomes aware of any jurisdiction where the making of the Offer or the acceptance of Common Shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as described in Section 17, “Miscellaneous”, of the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, THE COMPANY’S BOARD OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY, OR THE INFORMATION AGENT (EACH AS DEFINED IN THE OFFER TO PURCHASE), HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR COMMON SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR COMMON SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THE COMMON SHARES. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE INTO, THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE, “PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER.” YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR BROKER AND/OR FINANCIAL OR TAX ADVISOR.

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INSTRUCTIONS FORM

With Respect to the Offer by

SCHOLASTIC

CORPORATION

to Purchase for Cash Up to $200,000,000 of Shares

of its Common Stock, Par Value $0.01 Per Share,

at a Purchase Price Not Less Than $37.00 Nor Greater Than $40.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 28, 2015, and the related Letter of Transmittal (which, as they may be supplemented or amended from time to time, together constitute the “Offer”) in connection with Scholastic’s offer to purchase shares of its common stock, $0.01 par value (the “Common Shares”), for an aggregate purchase price of up to $200,000,000, pursuant to (i) auction tenders at prices specified by the tendering stockholders of not less than $37.00 nor greater than $40.00 per Share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer, receipt of which is hereby acknowledged. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

This Instructions Form will instruct you to tender to Scholastic the number of Common Shares indicated below or, if no number is indicated below, all Common Shares which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF COMMON SHARES BEING TENDERED: ______________ COMMON SHARES (Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered)

CHECK ONLY ONE BOX.

PURCHASE PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having the Company purchase all the Common Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Common Shares and is willing to accept the Purchase Price determined by the Company pursuant to the Offer. Note that this election is deemed to tender Common Shares at the minimum Purchase Price under the offer of $37.00 per Common Share for purposes of determining the Purchase Price in the Offer and could result in the tendered Common Shares being purchased at the minimum price of $37.00 per Common Share. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

— OR—

AUCTION PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Common Shares at the price checked. This action could result in none of the Common Shares being purchased if the Purchase Price selected by the Company for the Common Shares is less than the price checked. If the Purchase Price for the Common Shares is equal to or greater than the price checked, then the Common Shares purchased by the Company will be purchased at the Purchase Price. All Common Shares so purchased by the Company will be purchased at the same price regardless of whether the stockholder tendered at a lower price. A stockholder who wishes to tender Common Shares at more than one price must complete a separate Instructions Form for each price at which Common Shares are being tendered. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal). The same Common Shares cannot be tendered (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.

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PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐$37.00	☐$37.75	☐$38.50	☐$39.25	☐$40.000
☐$37.25	☐$38.00	☐$38.75	☐$39.50
☐$37.50	☐$38.25	☐$39.00	☐$39.75

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Instruction 13 to the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Common Shares upon the Company purchasing all or a specified minimum number of the Common Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Common Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Common Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Common Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Common Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

If, because of proration, the minimum number of Common Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Common Shares and checked this box:

☐	The tendered Common Shares represent all Common Shares held by the undersigned.

☐	The minimum number of Common Shares that must be purchased from me, if any are purchased from me, is: Common Shares.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

SIGN HERE

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(including zip code)

Daytime Area Code and Telephone Number:

Number of Shares (and Certificate No(s), if available):

Taxpayer Identification or Social Security Number:

Date:

Signature(s):

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